Filed pursuant to Rule 424(b)(3)
                                                             File No. 333-151108

                           MAVEN MEDIA HOLDINGS, INC.

                                   PROSPECTUS

                                   ----------

                                1,000,000 SHARES
                         COMMON STOCK AT $.03 PER SHARE

                                   ----------

This is the initial offering of common stock of Maven Media Holdings, Inc. and no public market exists for the securities being offered. Maven Media Holdings is offering for sale a total of 1,000,000 shares of its Common Stock on a "self-underwritten", best effort, all -or-none basis. The shares will be offered at a fixed price of $.03 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction, however there is no assurance we will be able to do so. See "Use of Proceeds" and "Plan of Distribution." The shares will be offered at a price of $.03 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on December 8, 2008.

                    Offering Price                          Proceeds to Company
                      Per Share          Commissions          Before Expenses
                      ---------          -----------          ---------------
Common Stock            $0.03           Not Applicable            $30,000

Total                   $0.03           Not Applicable            $30,000

Maven Media Holdings is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditor has issued an audit opinion for Maven Media Holdings, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         PROSPECTUS DATED JUNE 10, 2008

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY                                                            3

RISK FACTORS                                                                  4

USE OF PROCEEDS                                                               8

DETERMINATION OF OFFERING PRICE                                               8

DILUTION                                                                      8

PLAN OF DISTRIBUTION                                                          9

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     10

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    11

DESCRIPTION OF BUSINESS                                                      14

FACILITIES                                                                   24

EMPLOYEES AND EMPLOYMENT AGREEMENTS                                          24

LEGAL PROCEEDINGS                                                            24

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                     24

EXECUTIVE COMPENSATION                                                       25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWENRS AND MANAGEMENT               26

DESCRIPTION OF SECURITIES                                                    27

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                               27

LEGAL MATTERS                                                                28

EXPERTS                                                                      28

AVAILABLE INFORMATION                                                        28

FINANCIAL STATEMENTS                                                         28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE       28

                                       2
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                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "MAVEN MEDIA HOLDINGS" REFERS TO MAVEN MEDIA HOLDINGS, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

MAVEN MEDIA HOLDINGS, INC.

Maven Media Holdings, Inc. was incorporated in the State of Delaware on March 11, 2008. We were formed to enter into the royalty-free stock image online sales industry. The company intends to create an affiliate-based website, branded "MavenStock.com" where the company's visual media content is available for viewing, purchasing and downloading. The company plans to solicit its photographic originals from photographers and content developers and create an inventory of stock images available for visual content users. The website will include still photographic images, illustrations, clip art and video clips.

Maven Media plans to create an inventory of royalty-free stock images from established content providers where they will maintain ownership of their images and content. (Royalty-free stock content (photography, video, illustration and sound loops) is content that can be acquired through a "one-time license" fee, which gives the purchaser the right to use according to the terms of the license.) The Company will generate revenue by charging content purchasers a licensing fee on the images and content they purchase through our website. Maven Media's online transaction services will compete with traditional stock image agencies, by providing photographers, illustrators, graphic designers, animators, and cinematographers and other visual artists a low cost, online venue to sell their work to users of stock photographic images.

We are a development stage company and have no operating history or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We received our initial funding of $10,000 through the sale of common stock to our officer and director, Adrienne Humphreys, who purchased 2,000,000 shares of our common stock at $.005 per share on March 31, 2008. From inception until the date of this filing we have had limited operations. Our financial statement from inception (March 11, 2008) through the year ended March 31, 2008 report no revenues and a net loss of $-0-. Our independent auditor has issued an audit opinion for Maven Media Holdings, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our principal executive office is located at the premises of our President, Adrienne Humphreys, which she provides to us on a rent free basis at 1649 Dartmouth Street, Chula Vista, CA 91913. We plan to use these offices until we require larger space.

THE OFFERING

Following is a brief summary of this offering. Please see "Plan of Distribution" for a more detailed description of the terms of the offering.

The Issuer:                    Maven Media Holdings, Inc.

Securities Being Offered:      1,000,000 shares of common stock, par value
                               $.0001

Price Per Share:               $0.03

Duration of Offering:          The shares are offered for a period not to exceed
                               180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to the Company:   $30,000

Securities Issued and
Outstanding:                   2,000,000 shares of common stock were issued and
                               outstanding as of the date of this prospectus.

Registration Costs:            We estimate our total offering registration costs
                               to be $4,500.

Risk Factors:                  See "Risk Factors" and the other information in
                               this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO OPERATING HISTORY OR GENERATED ANY REVENUES. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Maven Media Holdings, Inc. was incorporated March 11, 2008 and we have not yet commenced our business operations, and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

ADRIENNE HUMPHREYS, OUR SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS. SHE IS INVOLVED IN OTHER BUSINESS ACTIVITIES WHICH COULD RESULT IN A POSSIBLE CONFLICT OF INTEREST. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through their prospectus and fulfilling the reporting requirements of a public company all fall upon Adrienne Humphreys. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO INITIALLY FUND OUR BUSINESS. IF WE DO NOT SELL ALL OF THE SHARES IN THIS OFFERING AND RECEIVE ALL OF THE PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

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The only cash currently available is the cash paid by our founder for the acquisition of her shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet implemented our website or produced our proprietary online digital image software to create our database. Therefore, we have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE DIGITAL CONTENT PROVIDERS AND DEVELOPERS' ACCEPTANCE OF OUR DIGITAL CONTENT POLICY. IF THEY DO NOT CONTRIBUTE ROYALTY-FREE MEDIA CONTENT, WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES

The ability to develop an inventory of royalty-free stock images and media content as well as locating customers willing to purchase our visual content is critically important to our success. (Royalty-free stock content (photography, video, illustration and sound loops) is content that can be acquired through a "one-time license" fee, which gives the purchaser the right to use according to the terms of the license.) We cannot be certain that a demand for our content media will ever develop and we may never realize any revenues. In addition, there are no assurances that if we make alterations to services we provide, our company will be successful in increasing sales and this could adversely affect our business and any possible revenues.

THE LOSS OF ADRIENNE HUMPHREYS COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR SERVICES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Adrienne Humphreys. Ms. Humphreys has extensive contacts and experience in the digital media industry and we are dependent on her ability to develop and market our services. If she were unable to perform her services, this loss could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace her with another individual qualified to develop and market our digital services. The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE ROYALTY-FREE STOCK PHOTOGRAPHIC CONTENT INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET CONTENT IMAGES THAT THE CREATIVE PROFESSIONAL IS WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, AND OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The royalty-free stock photographic content industry is intensely competitive. We will compete against a number of larger well-established companies with greater name recognition, a more comprehensive offering of services, and with substantially larger resources than ours; including financial and marketing. In addition to these large competitors there are numerous smaller operations that have developed and are marketing digital stock content. Our competitors include, by way of example, gettyimages.com, istockphoto.com and veer.com. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

THERE ARE NO SUBSTANTIAL BARRIERS OF ENTRY INTO THE ROYALTY-FREE STOCK PHOTOGRAPHIC CONTENT INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT OR TRADEMARK PROTECTION FOR OUR PROPOSED SERVICES, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe our stock photographic content services are unique and desirable; however, we currently have no patents or trademarks for our services or brand name. As business operations become established, we may seek such protection; however, we currently have no plans to do so. Since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, end user license agreement or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to person other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES, UNLESS WE ARE SUCCESSFUL IN SELLING ALL OF THE SHARES AND RECEIVING ALL OF THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that she will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Maven Media or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.03 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.013 per share, $.017 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER, THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 60% of our common stock. Due to the controlling amount of her share ownership, she will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $4,500 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible

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for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $30,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                     Planned Expenditures Over
              Category                                  The Next 12 Months
              --------                                  ------------------
     Website Design and Branding                             $ 4,000
     Development of Web Applications and Database            $10,500
     Legal and Accounting                                    $ 4,500
     Administrative Expenses                                 $ 1,800
     Marketing                                               $ 9,200
     TOTAL PROCEEDS TO COMPANY                               $30,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Ms. Humphreys, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the share has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of March 31, 2008, the net tangible book value of our shares was $10,000 or $.005 per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of

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$30,000, the net tangible book value of the 3,000,000 shares to be outstanding will be $40,000, or approximately $.013 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,000,000) will be increased by $.008 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.03 (per share) or $.017 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.013 per share, reflecting an immediate reduction in the $.03 price per share he paid for their shares. After completion of the offering, the existing shareholder will own 66.7% of the total number of shares then outstanding, for which she will have made an investment of $10,000 or $.005 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 33.3% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000, or $.03 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.03
     Net Tangible Book Value Prior to this Offering          $.005
     Net Tangible Book Value After Offering                  $.013
     Immediate Dilution per Share to New Investors           $.017

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                      Price Per   Total Number of    Percent of    Consideration
                        Share       Shares Held      Ownership         Paid
                        -----       -----------      ---------         ----
Existing Shareholder    $.005        2,000,000          66.7%         $10,000
Investors in this
Offering                $.03         1,000,000          33.3%         $30,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND/OR DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and/or director, Ms. Adrienne Humphreys, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and/or director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and/or director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officer and/or director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and

     c. Our officer and/or director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d.   Our officer and/or director meets the conditions of paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company,

                                       9
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          other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
          (a)(4)(i) or (a) (4)(iii).

Our officer and/or director, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $30,000 has been received. At that time, the funds will be transferred to our business operating account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Maven Media Holdings, Inc. Subscriptions, once received by the company, are irrevocable.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is currently no public market for our common stock. There has been no public trading of our securities, and, therefore, no high and low bid pricing.

As of the date of this prospectus, Maven Media Holdings, Inc. has one shareholder of record. We have paid no cash dividends and have no outstanding options. We have no securities authorized for issuance under equity compensation plans.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form,

                                       10
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including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

REGULATION M

Our officer and/or director, who will sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and/or director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $10,500 as of March 31, 2008. We believe our cash balance is sufficient to fund our limited levels of operations until July, 2008. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations.

The following table provides selected financial data about our company for the period from the date of incorporation through March 31, 2008.

For detailed financial information, see the financial statements included in this prospectus.

                     Balance Sheet Data:       March 31, 2008
                     -------------------       --------------
                     Cash                          $10,500
                     Total Assets                  $10,500
                     Total Liabilities             $   500
                     Shareholders' Equity          $10,000

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin our website and start selling visual content images.

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PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12 month budget is based on minimum operations which will be completely funded by the $30,000 raised through this offering. If we begin to generate profits we will increase our sales activity accordingly. We estimate sales of royalty-free photographic content to visual media content users to begin in 12 months. Because our business is client-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

APRIL - JUNE, 2008

Management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential clients. We will hire a website designer to develop a preliminary website at www.MavenStock.com that we will be able to provide a brief summary of our company and supply potential clients with basic company information. (Cost estimate - $6,650)

JULY - SEPTEMBER, 2008

Complete our offering. Hire website designer to expand preliminary site, as well as provide search engine optimization for our website domain, and build out website functionality for online sales. Design banner ads for placement on popular photographic and other industry related website advertising our "Call for Entries" of stock content. Also design banner ads for creative resource websites, advertising our "royalty-free" images. Design a direct mail marketing postcard to target photographers and content developers. (art directors, graphic designers). (Cost estimate - $9,950)

OCTOBER - DECEMBER, 2008

Complete website and database for online sales of stock content. Begin direct mail campaign to photographers and content developers. Design a direct mail marketing piece to visual content purchasers (art directors, graphic designers). Beta test website and database for sample photographic content and sales. Begin work with a focus group to improve website design and operation. Design email newsletter for MavenStock.com. Seek and establish association with several professional photography associations as well as professional creative and design associations for marketing Maven Media's services to their members. Begin monthly direct mail marketing campaign targeting photographers and content developers. (Cost estimate - $8,550)

JANUARY - MARCH, 2009

Beta test database for photographic content and sales. Continue monthly direct mail marketing campaign to photographers and content developers. Begin monthly direct mail marketing campaign targeting visual content purchases (art directors, graphic designers). (Cost Estimate - $3,050)

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes. The company has elected March 31, year-end.

BASIS EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specified the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APG No. 15, and requires the presentation of basic

                                       12
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earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective March 11, 2008 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

The company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected t reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some of all of the deferred tax assets will not be realized.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged.

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
The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 13 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) which provides guidance regarding the interaction of SFAS 123 (R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123 (R)`s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term `conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal year beginning after December 15, 2005.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

Maven Media Holdings, Inc. is a development stage company, incorporated on March 11, 2008 in the State of Delaware to enter into the royalty-free stock image online sales industry. (Royalty-free stock content (photography, video, illustration and sound loops) is content that can be acquired through a "one-time license" fee, which gives the purchaser the right to use according to the terms of the license.) The company intends to create an affiliate-based website, branded "MavenStock.com" where the company's visual media content is available for viewing, purchasing and downloading. The company plans to solicit its photographic originals from photographers and content developers and create an inventory of stock images available for visual content users. The website will include still photographic images, illustrations, clip art and video clips.

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To date, the company's operations have been limited to researching our
e-commerce business model and software systems. We have not yet implemented our business plan or developed our subscription-based website. To date, we have generated no revenues from our operations.

Adrienne Humphreys serves as officer and director of our company from inception (March 11, 2008) to current date. No other person other than Ms. Humphreys has acted as a promoter of Maven Media Holdings, Inc. since our inception. Other than Ms. Humphrey's purchase of 2,000,000 shares of our common stock on March 31, 2008, Ms. Humphreys has not entered into any agreement with us in which she is to receive from us or provide to us anything of value. Ms. Humphreys purchased the 2,000,000 shares of our common stock at a price of $.005 per share for a total of $10,000.

Maven Media has provided the following information concerning the company and its business for inclusion in this offering. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospector investor may desire. This information contains statements that constitute "forward looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, development opportunities or projects, the expected timing of transactions or their expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statement are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by Maven Media.

INDUSTRY BACKGROUND

The visual content industry supplies images to a varied and growing customer base, ranging from individual consumers to major multi-national corporations. Images are used to communicate messages in a wide variety of applications including print, electronic and broadcast advertising, direct mail and marketing brochures, educational and training publications, books, magazines, newspapers, corporate communications and annual reports, motion pictures, broadcasting, CD-ROM products, sties on the World Wide Web (the "Web" or the "Internet"), other on-line uses, sales and in-house presentations and various consumer uses.

The visual content industry has grown substantially in recent years. According to Jon Peddie Research (April, 2007), digital content creation, including the market for stock digital photographic images, grew 16% from $2.6 billion to reach more than $3 billion in 2006 and expected to grow to $4.3 billion by 2012.

Getty Images, the largest stock visual content agency in North America, had annual sales in 2007 of $857 million. Corbis, founded in 1989 and wholly owned by Microsoft Chairman, Bill Gates, offers more than 100 million creative images owning collections including the Bettman archive (17 million images) and Sygma, the European Press Agency, 40 million images). Corbis currently has annual revenues of $251 million.

PRODUCT DESCRIPTION

MavenStock.com will feature an independent collection of royalty-free images and digital content available for purchase and immediate download for use in the development of creative production services and other end use applications. The content to be available for purchase through the company's website, will include photographs, video and vector illustrations.

Maven Media will focus on developing an online stock image transaction service. It is similar to other online stock image agency websites in that it will have the capabilities for corporations and other online usage buyers to purchase image usage rights online and to take digital delivery of the image electronically.

We will offer a "Content Contribution Agreement" which will allow the photographer/content contributor to retain full control and rights of their photographs or digital content produced while extending MavenStock.com the right to indefinitely market, feature and resale the content on the company's website.

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Maven Media plans to compensate all contributing photographers and content developers with fees from purchased images/content from MavenStock.com. In addition to soliciting images from independent photographers and content developers, MavenStock.com plans to produce content and special collections for sale and would retain full exclusive rights from all content produced in-house.

FEATURE AND FUNCTIONALITY FOR MAVENSTOCK.COM

Maven Media's website will be an online marketplace that supports a community of buyers and sellers of affordable royalty-free stock photography and digital content. The site will feature tools and detailed search capabilities that will allow for quick search, discovery and purchase of digital content. Content contributors will be able to access their individual accounts on our secure servers and manage all account activity from uploading and cataloging images to financial summary details of their sold/purchased images and basic administration information. MavenStock.com's website will host a variety of features for photographers and content developers as well as visual content users.

     -    New Member Account Set-Up
     -    Member Login
     -    Image Search
     -    Advanced Search
     -    Browse Categories
     -    Detailed Search Results
     -    Detailed Roll Over Previews
     -    Detailed Image/Content Information Page
     -    Download a Composite Placeholder Image
     -    Lightbox Feature
     -    Download Image/Online Shopping Cart
     -    Secure Checkout
     -    Download of Purchased Image/Content
     -    Account Manager
     -    Image Upload Control Panel
     -    Image Quality Screening and Approval
     -    Agreements of Copyright and Model/Property Release Clearance
     -    Support and FAQ

NEW MEMBER ACCOUNT SET-UP

MavenStock.com will be available for searching and browsing of images without requiring viewers to login. However, certain sections and features of the site will require its users to be logged in, in order to use. During the registration process the user will need to provide pertinent information to efficiently manage their membership. We will require each member, regardless if they are a content contributor, content purchaser or both, to fill out a form that provides all contact information and desired account username and password. After they submit all required information they will be asked to agree to the site usage and terms by selecting `I Agree" link and then their new account will be generated and activated on the website. We will then ask the user at this time if they wish to be a content contributing member to the site. If they select `Yes," the link will direct them to the content contributor section of the site. If they say "No," they will be directed to the homepage of MavenStock.com, where they can proceed to search, browse and purchase images. The new member will be notified by an automated email response welcoming them to MavenSTock.com and informing them of important account information.

MEMBER LOGIN

The member login panel will allow existing site members to quickly login with a username and password of their choice as defined in the account set-up process. The member login feature will be available on every page to allow for quick and easy entry into the site's special features. Users will be required to be

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logged-in if they use the "Lightbox", "Purchase & Download", and "Content
Upload" features. Members will be able to retrieve forgotten username and passwords through an automated email replay system.

IMAGE SEARCH

An easy to use search field will be displayed in a prominent section on the website allowing for quick and easy image searches. Searches on MavenStock.com will be conducted using keyword(s). The more detailed the keyword(s) used in the search field, the more focused the search results will become. The user will also be able to narrow the type of content searched by activating or deactivating the check boxes for "Images", "Videos" and "Illustrations". The image search feature will be available on every page for quick and easy search capabilities.

ADVANCED SEARCH

The advanced search section of our website will allow users to apply additional search filters to help focus or broaden their search parameters. The advanced search filters will include the standard keyword(s) search option as well as additional filters such as:" Image Orientation" (Horizontal, Vertical, Panoramic, and Square), "Image Style" (Color and Black & White), "Member name", "Image Number", "Video Resolution" (HD-High Definition, SD-Standard Definition, and WD-Web Definition) and "Video Format" (NTSC or PAL).

BROWSE CATEGORIES

Image researches unsure of what they are looking for can browse images based on general categories that MavenStock.com will catalog, allowing for quick browsing of a general category such as "nature" or "Business". We will plan to identify at least 25-30 mainstream categories available for viewing in our "Browse Categories" section on the website.

DETAILED SEARCH RESULTS

Upon a user successfully entering a single or several keyword(s) into a search field and submitting a search query, the MavenStock.com server will return all available images and content cataloged with that exact or relative keyword. If the system does not recognize a keyword or recognizes several unique references to a particular keyword, the server will prompt the user to refine their search parameters or select the unique reference that's relevant to their search. (Example: If a site user searches for "Urban" a unique reference query may be activated and ask the user to narrow the search results by offering the choices of `Urban: City" or "Urban: Lifestyle".

Once a successful search returns results, the content will be organized into a grid type format, allowing for easy viewing. A small graphical thumbnail preview of all the images relevant to the search query will be displayed so the user can quickly scan and glance at a large amount of content relatively quickly making image researching highly productive and efficient on MavenStock.com.

While researching images and content users will be able to send photos they like to a custom lightbox for later review or send directly to their online shopping cart for purchase.

DETAILED ROLL-OVER PREVIEW

One of MavenStock.com's productivity features will include a hovering detailed image roll-over window, allowing the user to see a medium-sized watermarked graphical thumbnail of the highlighted content. The user would initiate this feature by hovering the computer mouse over the graphical area of any small image thumbnail on any search results page.

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DETAILED IMAGE / CONTENT INFORMATION PAGE

The detailed image page will feature a comprehensive set of information and features. The main attribute of this page is a medium-sized watermarked preview of the image selected from the search results page. Here the user may purchase the image at various sizes and dpi resolutions. The price of the image will vary based on the final size and resolution selected. Our estimated prices of the royalty-free stock images featured on MavenStock.com will be in the range of $5
- $50 per image.

Also displayed on this page will be the standard file details, including:
Contributing member username, image number, number times the particular image has been downloaded, additional license information (example: "Extended License"), date the image was uploaded to MavenStock.com's server, photographer copyright information, image rating and the contributor's description of the image or file.

There will be additional features available on this page as well including a link to view the contributing member's library, which allows a site user to explore and view all available images from a particular photographer/contributor. "Email this page to a friend" feature, will allow a designer or production artist to send links to an associate or client that will allow them to access and preview a specific page and image on MavenStock.com without having to perform a search.

The production tools that will round off the "Detailed Image Information Page" will include a link to "Add Image to a "Lightbox" and "Download a Comp" feature. If the user is logged in they will have the option to rate the image with an overall scale between 1 to 5.

DOWNLOAD A COMP

The "Download a Comp" function will allow any member who is logged into the system the ability to download a low-resolution watermarked image suitable as a placeholder in any design comps or markup. This provides the end user the ability to preview a low-resolution watermarked image in their design comps or applied application prior to committing to purchasing the image.

CUSTOM LIGHTBOX FEATURE

The lighbox feature will allow all logged in members the ability to save any thumbnail image or content file into a custom lightbox. This provides the "Image and Content Researcher" a valuable tool because it allows the user to save small thumbnails and quick links to images of their liking. A lightbox makes for quick and easy retrievals of past custom searches and saved images. Members will have full control of their personal lightboxes and will be able to manage, and delete all searches and saved images.

IMAGE SHOPPING CART / SECURE ONLINE PAYMENT / IMAGE DOWNLOAD

Once a site visitor finds an image they wish to purchase they must select the image size/resolution and usage rights they would like to purchase. Once selected, they will be directed to a secure online payment transaction page that will allow them to enter their credit card and billing information. The user will be able to purchase a single image and multiple images in one transaction. Once the credit card has been verified by an authorized payment-processing center, the user will be able to download all purchased content and image(s). We will allow the member to download all purchased content within a 24 hour period. If the user doesn't download the content within that time, they will need to repurchase the image again.

ACCOUNT MANGER

The account manager will be an automated feature on MavenStock.com's website and will be a collection of control panels that will allow users to update important contact information and passwords, review past downloads and receipts of purchased images, image upload, cataloging and earnings details.

The CONTACT PANEL will display all information provided during the initial account set-up. Most info will be modifiable including passwords, addresses, phone, fax, email, business name and web address.

The DOWNLOAD PANEL will allow users to review all past images purchased. The content displayed here will be a small thumbnail and information captured during the purchase transaction. Some of the information that may be available will include size and resolution of original image downloaded, date and amount of image purchased along with a link to the creator's portfolio.

The RECEIPT PANEL will allow users to view all past purchase receipts. A sort filter will allow the users to isolate receipts quickly from a certain time period or project ID assigned to the original purchase. This will provide a useful tool to creative professionals alike when it comes to tracking expenses associated with design development and production.

The UPLOAD PANEL provides any member the ability to upload content quickly and efficiently to MavenStock.com. The photographer will be able to upload batch files using a web-browser based ftp utility. Once the images are uploaded and stored in the photographer's image queue, they will need to catalog the image(s) with detailed keywords. The more detailed the keywords used in the description of the image, the better the search results. During the cataloging phase the photographer will need to attach any model and/or property release agreements associated with the image.

Once an image has been uploaded and cataloged correctly, the image will need to be submitted to our review department. During the submittal process the photographer will need to agree to MavenStock.com's site agreement.

When an image is approved by MavenStock.com, an automated message will be sent to the contributor, informing them the image is now available for purchase on the website. If an image is declined an automated message will inform the contributor why the image was not accepted. MavenStock.com will always have the right to refuse or deny any content that we feel is unsuitable or inappropriate. Not all images uploaded will be guaranteed to be added to the website. We will attempt to explain why the image is being rejected and suggest how to correct the image for possible re-submittal. This will be achieved by a set of predefined remarks and parameters that the reviewer can select before declining an image. Those remarks will be passed along within the automated rejection message. The contributor will have the opportunity to make any suggested edits and then resubmit the image at their discretion.

The EARNINGS PANEL will allow members to review detailed earnings information regarding their content available on MavenStock.com. The photographer will be able to see at a glance what their total earnings are since joining MavenStock.com and current balance due from purchased images. At the end of every month, an account summary will be sent via email to all content contributing members notifying them of the current balance-due. The content contributor can request payment at anytime by selecting the "request payment" button in the control panel interface. To keep processing fees to a minimum, we will require a minimum account balance of $100 or more before payment disbursement. If funds are totaling less than $100, they can request funds but may be subject to a processing fee.

SUPPORT AND FAQ

The support and FAQ section of MavenStock.com will provide contact information for technical and general business inquiries. We plan to have test users and focus groups provide us with general questions they have about the site. We plan to feature these questions on our site in a "Frequently Asked Questions" section.

REVENUE MODEL

MavenStock.com is a royalty-free image transactional website, where it sells visual content to various industries. The company shares the revenue with contributing photographers or content producers at various rates. The following is a categorized revenue model for MavenStock.com:

CONTRIBUTING PHOTOGRAPHER AND CONTENT DEVELOPER

The contributing photographer and content developer will receive a royalty for each image that sells on the MavenStock.com website. When the contributing member reaches a minimum balance they will be able to request payment through their account management tool on the website. There are no annual or hidden fees for members.

The estimated royalty rate paid to a contributing photographer or content developer will range based on the amount of content they have contributed to the MavenStock.com website. There are no minimum upload requirements when signing up as a contributing member on MavenStock.com.

However, the more images a photographer has posted on Mavenstock.com, the better the chance of realizing a sale and benefiting from joining MavenStock.com. The following is the company's estimated royalty rates that will be offered to contributing members.

Royalty Rates for Contributing Members (Rates and requirements subject to change.)

    Royalty Rate                             Content Requirements
    ------------                             --------------------
        35%                   1 - 200 IMAGES Uploaded, Approved & Listed on the
(65% For MavenStock)                       MavenStock.com website.

        40%                  201 - 500 Images Uploaded, Approved & Listed on the
(60% For MavenStock)                       MavenStock.com website.

        45%                    501 - 999 Images Uploaded, Approved & Listed on
(55% For MavenStock)                       MavenStock.com website.

        50%                    1,000+ Images Uploaded, Approved & Listed on the
(50% For MavenStock)                       MavenStock.com website.

MAVENSTOCK.COM OWNED IMAGES

To build additional value for the company, MavenStock.com will be producing and developing their own visual content available for sale on the company's website. Content created by the company and/or under contract for MavenStock.com, resulting in the company retaining 100% of the sale price when the image is purchased. This will also build an inherent value because these images will only be available exclusively at MavenStock.com. These collections can later be contracted out to other stock photography websites and collections.

VISUAL CONTENT PURCHASES

When an image is purchased from the MavenStock.com website and downloaded from the server, an ecommerce transaction is produced and completed. The following is the estimated content purchase fee schedule:

Photographs & Illustrations (Prices subject to change.)

     Price Per Image                            Image Size/Resolution
     ---------------                            ---------------------
         $ 5                                    Extra Small Image Size
                                               Web Resolution - 72 DPI

         $10                                       Small Image Size
                                               Web Resolution - 72 DPI

         $20                                      Medium Image Size
                                              Print Resolution - 300 DPI

         $25                                       Large Image Size
                                              Print Resolution - 300 DPI

         $35                                    Extra Large Image Size
                                              Print Resolution - 300 DPI

Motion & Film (Prices subject to change.)

    Price Per Clip                              Image Size/Resolution
    --------------                              ---------------------
         $10                                          240 X 180

         $15                                          320 X 240

         $30                                          NTSC / PAL

         $40                                            720 HD

         $50                                           1080 HD

MARKETING

The internet product and services industry has developed some time tested marketing techniques that are still valid in today's market environment. Internet marketing can be very cost effective in branding a product to a very large audience. These techniques include non-spam direct email initiatives, registration with well-established industry-wide search engines and reciprocal marketing arrangements with similar websites.

Maven Media plans to promote the awareness of its MavenStock.com's website through a marketing plan for photographers, content developers and visual content users that will consists of the following components:

     -    Internet Search Placement & Registration
     -    Direct Mail
     -    Banner Advertising
     -    Email Advertising
     -    Professional Associations & Sponsorships

INTERNET SEARCH PLACEMENT & REGISTRATION

MavenStock.com plans to advertise and register with all major search engines including Google and Yahoo. We will attempt to purchase top placement for search results related to "royalty-free stock images". In addition we will tag our website with related keywords so we will appear predominately in standard searches as well.

FOR PHOTOGRAPHERS AND CONTENT DEVELOPERS

DIRECT MAIL

Our plan is to create a monthly direct mail marketing campaign targeted toward photographers and content developers, where we mail out a monthly oversized postcard with a branded message that we anticipate will attract photographers to the site, which in turn could lead to submission of images to our database.

BANNER ADVERTISING

We plan to identify, design and place several banner ads on popular photographic and other industry related websites advertising our "Call for Entries". The banner ad will allow users to click-through to a specific landing page on our website.

EMAIL ADVERTISING

We plan to produce an email newsletter that will be sent to registered members of MavenStock.com. In addition, we plan to purchase several lists of email addresses from industry related publications and specialty website (non-spam). Recipients of these emails can opt out at anytime by selecting the appropriate link in the body of the email.

PROFESSIONAL ASSOCIATIONS & SPONSORSHIPS

We plan to work at establishing relationships with several professional photography associations and market our services to their members. We will create special incentives to entice their members to join our contributor program. We may also sponsor certain events and functions with these alliance associations to further our brand awareness.

FOR VISUAL CONTENT USERS

DIRECT MAIL

Our plan is to create a quarterly direct mail marketing campaign targeted toward visual content purchasers (art directors, graphic designers). We plan to mail out a quarterly pocket size calendar and postcard with a branded message that we anticipate will attract visual content customers to the site, which in turn could lead to the purchase of images contained in our database.

BANNER ADVERTISING

Our company plans to identify and place several banner ads on popular creative resource websites, advertising our collection of affordable "Royalty Free Images". The banner ad will allow users to click-through to a specific landing page on our website to begin their image or content search.

PROFESSIONAL ASSOCIATIONS & SPONSORSHIPS

We plan to work at establishing relationships with several professional creative and design associations and market our services to their members. We may also sponsor certain events and functions with these alliance associations to further our brand awareness.

DISTRIBUTION METHODS

Maven Media plans to market to photographers and visual content developers (illustrators, graphic designers, animators and cinematographers and other visual artists) to seek inventory for sales to visual content users (advertising companies, art directors and graphic designers).

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

We expect to face significant competition in the stock content media industry. This would include larger stock content media companies such as Gettyimages.com and istockphoto.com who have greater financial, marketing and other resources, as well as more experience in the stock content media industry.

We cannot guarantee that we will be able to compete effectively and because we have not yet begun operations we do not have a competitive position relative to these other companies. Our competitors include gettyimages.com, istockphoto.com and snapvillage.com. Our operations and our ability to generate revenues will be harmed if we are unable to establish a reputation as a provider of quality royalty-free stock content.

SOURCES AND AVAILABILITY OF PRODUCTS

The Company has identified numerous photographers, illustrators, graphic designers, animators, cinematographers and other visual artists who will be contacted to supply content for MavenStock images. As discussed in the Description of Business section of this prospectus, we anticipate utilizing many different sources of royalty-free stock content to add to our library of stock media images.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that because of the potential wide base of customers for our services, we will not rely on one or few major customers.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

We are not required to apply for or have any government approval for our product or service.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT EXPENDITURES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

                                   FACILITIES

We currently do not own any physical property or own any real property. We currently utilize space provided to us on a rent free basis from our officer and director, Adrienne Humphreys, at 1649 Dartmouth Street, Chula Vista, CA 91913. Management believes the current premises are sufficient for its needs at this time.

                       EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees other than our officer and director as of the date of this prospectus. Ms. Humphreys currently devotes approximately 10 hours per week to company matters and after receiving funding, she plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The names, ages and titles of our executive officers and director are as follows:

Name and Address of Executive
   Officer and/or Director           Age                  Position
   -----------------------           ---                  --------
Adrienne Humphreys                   38         President, Secretary, Treasurer
1649 Dartmouth Street                           and Director
Chula Vista, CA  91913

Ms. Humphreys is the promoter of Maven Media Holdings, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and/or director, Ms. Adrienne Humphreys. Ms. Humphreys currently devotes approximately 10 hours per week to company matters. After receiving funding per our business plan, Ms. Humphreys intends to devote as much time as the Board of Directors deem necessary to mange the affairs of the company.

Ms. Humphreys has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with he purchase or sale of any securities.

Ms. Humphreys has not been convicted in any criminal proceeding (excluding traffic violations) nor is she subject of any currently pending criminal proceeding.

We will conduct our business through agreements with photographers and other content media providers, consultants and arms-length third parties. Currently, we have no formal agreements in place.

RESUME

ADRIENNE HUMPHREYS serves as President, Secretary and Treasurer of Maven Media Holdings, Inc. since March 11, 2008 (inception) to current. From August, 2001 to current, Ms. Humphreys serves as creative director and co-founder of FocalScape, Inc., a multi media creative design company in San Diego, CA. From January, 2006 to December, 2007, she served as Director of Focalscape Media Corp., San Diego, CA. From October, 1999 through August, 2005, she served as president and director of Tasco International, Inc., a publicly listed company on the OTCBB. She has over 20 years experience in the media graphic design and other visual content development and holds 15 numerous creative design and advertising awards including 12 Telly Awards in 2005 for best editing, best art direction, best use of special effects, best use of digital graphics and best use of animation. She holds a certificate of completion of media and visualization design from the University of California San Diego located in LaJolla, CA.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Our current director and officer is Adrienne Humphreys.

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through to March 31, 2008:

                                            Annual Compensation                 Long Term Compensation
                                     ---------------------------------    ---------------------------------
                                                                          Restricted
                                                          Other Annual      Stock     Options/*    LTIP         All Other
Name             Title        Year   Salary($)   Bonus    Compensation     Awarded     SARs(#)   Payouts($)   Compensation
----             -----        ----   ---------   -----    ------------     -------     -------   ----------   ------------
Adrienne       President,     2008     $0         $0           $0            $0         $0          $0             $0
Humphreys      Secretary,
               Treasurer,
               and Director

There are no current employment agreements between the company and its officer/director.

On March 31, 2007, a total of 2,000,000 shares of common stock were issued to Ms. Adrienne Humphreys in exchange for cash in the amount of $10,000 or $0.005 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of director, as if it could have been made with an unaffiliated third party.

Ms. Humphreys currently devotes approximately 10 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Humphreys will not be paid for any underwriting services that she performs on our behalf with respect to this offering. She will also not receive any interest on any funds that she may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On March 31, 2008, a total of 2,000,000 shares of Common Stock was issued to Ms. Humphreys in exchange for $10,000, or $0.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities act of 1933, as amended, and are held by a director of the Company. (See "Dilution".)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 22, 2008 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                               Amount and Nature      Percentage of
                                                                 of Beneficial           Common
Title of Class     Name and Address of Beneficial Owner            Ownership             Stock(1)
--------------     ------------------------------------            ---------             --------
Common Stock           Adrienne Humphreys, Director                2,000,000
                       1649 Dartmouth Street                        Direct                 100%
                       Chula Vista, CA  91913

Common Stock           Officer and/or director as a Group          2,000,000               100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 22, 2008. As of May 22, 2008, there were 2,000,000 shares of our common stock issued and outstanding.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 80,000,000 shares of common stock, with a par value of $0.0001 per share. As of May 22, 2008, there were 2,000,000 shares of our common stock of our common stock issued and outstanding that was held of record by one (1) registered stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if she so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 60% of the outstanding shares. (See "Dilution").

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

The law firm of Robert C. Weaver, Jr. has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Mr. Weaver's consent is attached to this prospectus as an exhibit.

Michael Moore, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Mr. Moore has presented its report with respect to our audited financial statements. The report of Michael Moore is included in reliance upon their authority as experts in accounting and auditing, and his consent is attached to this prospectus as an exhibit.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of Maven Media Holdings, Inc. for the year ended March 31, 2008, and related notes, included in this prospectus have been audited by Moore & Associates, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Maven Media Holdings, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Maven Media Holdings, Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from inception on March 11, 2008 through March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maven Media Holdings, Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from inception on March 11, 2008 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred cumulative net losses of $0.00 since its inception and requires capital for its contemplated operational and marketing activities to take place, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
May 12, 2008



               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                           Maven Media Holdings, Inc.
                          (A Development Stage Company)
                                  Balance Sheet

                                                                      March 31,
                                                                        2008
                                                                      -------
ASSETS

Current Assets
  Cash                                                                $10,500
                                                                      -------
Total Current Assets                                                   10,500

Fixed Assets
  Total Fixed Assets                                                        0
                                                                      -------

Total Assets                                                          $10,500
                                                                      =======

LIABILITIES

Current Liabilities
  Loan from director                                                  $   500
  Account Payables                                                          0
                                                                      -------
Total Current Liabilities                                                 500
                                                                      -------

Long term Liabilities                                                       0
                                                                      -------

Total Liabilities                                                     $   500
                                                                      =======
EQUITY
  80,000,000 Common Shares Authorized at $.0001 Par value
   2,000,000 common shares issued and outstanding                     $   200
  Additional Paid in Capital                                            9,800
  Accumulated Deficit during Exploration Stage                              0
                                                                      -------
Total Stockholders Equity                                              10,000
                                                                      -------

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                             $10,500
                                                                      =======


   The accompanying notes are an integral part of these financial statements.

                           Maven Media Holdings, Inc.
                          (A Development Stage Company)
                               Statement of Income


                                                            For the period from
                                                               March 11, 2008
                                                               (inception) to
                                                                  March 31,
                                                                    2008
                                                                 ----------

Revenue                                                          $        0
                                                                 ----------
Expenses
  Accounting & Legal Fees                                                 0
  Administrative                                                          0
  Bank Service Charge                                                     0
  Total Expenses                                                          0
                                                                 ----------
Other Income (expenses)                                                   0
                                                                 ----------
Income
  Interest Income                                                         0
  Provision For Income Taxes                                              0
                                                                 ----------

Net Income (Loss)                                                $        0
                                                                 ==========

Basic & Diluted (Loss) per Share                                     (0.000)
                                                                 ==========

Weighted Average Number of Common Shares                          2,000,000
                                                                 ==========


   The accompanying notes are an integral part of these financial statements.

                           Maven Media Holdings, Inc.
                          (A Development Stage Company)
                        Statement of Stockholder's Equity
                          From Inception March 11, 2008
                                to March 31, 2008

                                                                                                    Deficit
                                                                                                  Accumulated
                                            Common Stock          Preferred Stock                   During
                                         -------------------    -------------------    Paid in    Development     Total
                                         Shares       Amount    Shares       Amount    Capital       Stage       Equity
                                         ------       ------    ------       ------    -------       -----       ------
Common Shares issued to founders
 on 3/31/08 @ $0.005 per share,
 par value .0001                       2,000,000      $  200        --      $    --    $ 9,800                  $ 10,000

Net (Loss) for period                                                                               $     0            0
                                      ----------      ------    ------      -------    -------      -------     --------

Balance, March 31, 2008                2,000,000      $  200        --      $    --    $ 9,800      $     0     $ 10,000
                                      ==========      ======    ======      =======    =======      =======     ========


   The accompanying notes are an integral part of these financial statements.

                           Maven Media Holdings, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                             For the period from
                                                                March 11, 2008
                                                                (inception) to
                                                                   March 31,
                                                                     2008
                                                                   --------
OPERATING ACTIVITIES
  Net Income (Loss)                                                $      0
  Accounts Payable                                                        0
                                                                   --------
NET CASH FROM OPERATING ACTIVITIES                                        0

INVESTING ACTIVITIES                                                      0

FINANCING ACTIVITIES
  Loan from Officer                                                     500
  Common Shares Issued to Founders, @ $0.005 Per Share               10,000
                                                                   --------
NET CASH FROM INVESTING ACTIVITIES                                   10,500

Net Cash                                                             10,500

Cash at Beginning of Period                                               0
                                                                   --------
CASH AT END OF PERIOD                                              $ 10,500
                                                                   ========

Supplemental Disclosure of Cash Flow Information

Cash paid for:
  Interest Expense                                                 $      0
                                                                   --------
  Income Taxes                                                     $      0
                                                                   --------


   The accompanying notes are an integral part of these financial statements.

                           MAVEN MEDIA HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Maven Media Holdings, Inc. (the Company) was incorporated on March 11, 2008 under the laws of the State of Delaware. The Company plans to enter into the stock photographic image online sales industry and create an affiliate-based website, branded "Mavenstock.com" where the company's photographic content database is available for viewing, purchasing and downloading.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expectedt reverse.

                           MAVEN MEDIA HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some of all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

                                              As of March 31, 2008
                                              --------------------

     Income tax expense at statutory rate          $      0
     Valuation allowance                                  0
                                                   --------
     Income tax expense per books                  $      0
                                                   ========

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period.

                           MAVEN MEDIA HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has basic and diluted loss per share of $0.0001.

ADVERTISING AND MARKETING

There were no advertising and marketing expenses for the period ended March 31, 2008.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 4 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140" to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS NO. 155 amends SFAS NO. 140, "Accounting for the Impairment or disposal of Long-Lived Assets" to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed.

In March 2006, the FASB issued SFAS No. 156 "Accounting for Servicing of Financial Assets, an amendment of FASB Statement NO. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earning or the amortization and impairment requirement of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives t qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.

                           MAVEN MEDIA HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


These statements are not expected to have a significant effect on the Company's future reported financial position or results of operations.

NOTE 5 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $0.00 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Adrienne Humphreys, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Adrienne Humphreys, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's current S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

While the Company is seeking additional capital, Ms. Humphreys has advanced funds to the Company to pay for any costs incurred by it. These funds are interest free. The balance due Ms. Humphreys was $500 on March 31, 2008.

NOTE 7 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be

                           MAVEN MEDIA HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2008


accounted for based on the fair value of the consideration  received or the fair
value  of  the  equity   instruments   issued,  or  whichever  is  more  readily
determinable.

NOTE 8 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2008:

Common Stock, $ 0.0001 par value: 80,000,000 shares authorized; 2,000,000 shares issued and outstanding.

On March 31, 2008, the Company issued a total of 2,000,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $10,000.

As of March 31, 2008 the Company had 2,000,000 shares of common stock issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.